 Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
MARCH 31, 2019

Introduction

Stellar Biotechnologies, Inc. (“Stellar”), Edesa Biotech Inc. (“Edesa”) and the shareholders of Edesa (the “Edesa Shareholders”) entered into a Share Exchange Agreement on March 7, 2019 (the “Exchange Agreement”). Under the Exchange Agreement, Stellar will acquire the entire issued share capital of Edesa in exchange for newly issued common shares of Stellar, no par value (the “Stellar Common Shares”) with Edesa becoming a wholly-owned subsidiary of Stellar. This transaction is referred to as the “Exchange.” Immediately following the completion of the Exchange, the Edesa Shareholders and option holders are expected to own 90% of the aggregate number of the shares of the combined company on a fully diluted basis, and the Stellar shareholders are expected to own 10% of the aggregate number of shares of the combined company, on a fully diluted basis. This exchange ratio of 90% (Edesa)/10% (Stellar) (the “Base Ratio”) is subject to adjustment if Stellar’s working capital, calculated on the day before the completion of the Exchange, is more than $3 million or less than $2 million, resulting in a maximum exchange ratio of 88% (Edesa)/12% (Stellar) if working capital is $3.5 million or more, and a minimum exchange ratio of 92% (Edesa)/8% (Stellar) if working capital is less than $1,750,000 (the “Adjusted Ratio”).

The Exchange was subject to approval of the Stellar shareholders of the issuance of Stellar Common Shares in the Exchange and other customary closing conditions.

The Exchange will be accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. For accounting purposes, Edesa is considered to be the accounting acquirer due to the following:

●
Edesa’s former equity owners will collectively own a majority voting interest in Stellar and will therefore control Stellar and Edesa and its direct and indirect wholly owned subsidiaries (collectively, the combined organization); and

●
Edesa will appoint a majority of the board of directors of Stellar, which will be renamed Edesa Biotech, Inc.

Because Edesa is considered the accounting acquirer, Edesa will allocate the total purchase consideration to the fair value of Stellar’s assets and liabilities as of the assumed acquisition date, with any excess purchase consideration being recorded as goodwill.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as of March 31, 2019, giving effect to the Exchange as if it occurred on March 31, 2019. The Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2019 gives effect to the Exchange as if it occurred on January 1, 2019, the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with, the following:

●
The historical unaudited financial statements of Edesa as of and for the three months ended March 31, 2019 included in this Form 8-K/A; and

●
The historical unaudited financial statements of Stellar as of and for the three months and six months ended March 31, 2019 included in Stellar’s Quarterly Report on Form 10-Q filed on May 8, 2019 with the SEC.

The Unaudited Pro Forma Condensed Combined Statement of Operations is based upon the year end of Edesa, as the accounting acquirer.

All references to common shares, warrants and share options have been adjusted to reflect the effect of the 1 for 6 reverse split, effected at the close of market on June 7, 2019.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma adjustments reflecting the acquisition have been prepared in accordance with the business combination accounting guidance and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The detailed adjustments and underlying assumptions used to prepare the Unaudited Pro Forma Condensed Combined Financial Statements are contained in the notes hereto and should be reviewed in their entirety.

The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the Exchange, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and are not necessarily indicative of what the operating results or financial position of the combined organization would have been had the Exchange occurred on the respective dates indicated above, nor are they indicative of the future results or financial position of the combined organization. In connection with the Unaudited Pro Forma Condensed Combined Financial Statements, the total purchase consideration was allocated based on the best estimates of fair value of the assets acquired and liabilities assumed. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation.

The Unaudited Pro Forma Condensed Combined Financial Statements also do not give effect to the potential impact of current financial conditions, regulatory matters, any anticipated synergies, operating efficiencies or cost savings that may result from the Exchange or any integration costs. Furthermore, the Unaudited Pro Forma Condensed Combined Statement of Operations do not include certain nonrecurring charges resulting directly from the acquisition as described in the accompanying notes.

As contemplated by the Exchange Agreement, the holders of outstanding options to purchase common shares of Edesa will be offered, effective as of the Closing, replacement options, subject to vesting, exercisable for Stellar Common Shares. Based on the assumed Base Ratio, which is subject to adjustment in accordance with the Exchange Agreement, an aggregate of 97,263 options are expected to be replaced with share options to purchase an aggregate of 343,215 Common Shares at an exercise price of C$1.82 per share, with the vesting terms of the replacement share options continuing from the original awards (3 years from the grant date of the original awards) and no change in expiration dates. Share based compensation expense will be recorded based on the Black-Scholes value of the replacement share options over the remaining vesting period.

Stellar Biotechnologies, Inc. and Edesa Biotech Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2019

	Edesa	Stellar		Combined
	March 31,	March 31,	Pro forma	March 31,
	2019	2019	Adjustments	2019

Assets:

Current assets:
Cash and cash equivalents	$3,042,141	$7,684,120	$(1,200,000)A	$8,156,261
			(1,370,000)B
Other current assets	58,203	454,810		513,013
Total current assets	3,100,344	8,138,930		8,669,274

Noncurrent assets:

Property, plant and equipment, net	8,551	996,745		1,005,296
Other noncurent assets		15,340		15,340
Total noncurrent assets	8,551	1,012,085		1,020,636
Total Assets	$3,108,895	$9,151,015		$9,689,910

Liabilities and Shareholders' Equity:

Current liabilities:
Accounts payable and accrued liabilities	$336,536	$801,407		1,137,943
Other current liabilities		80,000		80,000
Total Current Liabilities	336,536	881,407		1,217,943

Shareholders' equity:
Preferred shares	6,176,993		(6,176,993)D	-
Common shares	1,111,253	56,652,957	(56,652,957)C	13,107,854
			6,176,993D
			5,819,608D
Additional paid-in capital	244,238		65,000E	309,238
Accumulated share-based compensation	-	5,109,824	(5,109,824)C	-
Accumulated other comprehensive loss	(356,720)			(356,720)
Accumulated deficit	(4,403,405)	(53,493,173)	53,493,173C	(4,588,405)
			(185,000)B
Total Shareholders' Equity	2,772,359	8,269,608		8,471,967
Total Liabilities and Shareholders' Equity	$3,108,895	$9,151,015		$9,689,910

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Stellar Biotechnologies, Inc. and Edesa Biotech Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2019

	Edesa	Stellar		Combined
	3 Months ended	3 Months ended		3 Months ended
	March 31,	March 31,	Pro forma	March 31,
	2019	2019	Adjustments	2019

Revenues	$-	$117,755	$-	$117,755

Expenses:
Cost of sales		64,378		64,378
Costs of aquaculture		35,408		35,408
Research and development	111,702	375,734		487,436
General and administrative	429,076	1,325,693	(1,100,000)F	654,769
	540,778	1,801,213		1,241,991

Loss from Operations	(540,778)	(1,683,458)		(1,124,236)

Other income (loss)	11,948	26,981		38,929
Income tax expense	-	-		-

Net Loss	(528,830)	(1,656,477)		(1,085,307)

Exchange differences on translation	73,252			73,252

Net loss and comprehensive loss	$(455,578)	$(1,656,477)		$(1,012,055)

Weighted average number of common shares	3,528,723	888,454		8,734,813
Net loss per common share-basic and diluted	$(0.15)	$(1.86)		$(0.12)

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of presentation

The Exchange will be accounted for as a reverse acquisition using the acquisition method of accounting for business combinations. The excess fair value of the consideration transferred over assets acquired and liabilities assumed is recorded as goodwill.

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Exchange, (ii) factually supportable, and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the effect of the Exchange. Historical amounts of the assets acquired and liabilities assumed have been used to estimate fair value as no valuation has occurred at this time to determine their respective fair values.

Under the acquisition method, acquisition-related transaction costs such as advisory, legal, valuation and other professional fees are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented or reflected as pro forma adjustments in the Unaudited Pro Forma Combined Consolidated Statement of Operations because they will not have a continuing impact on the combined results.

Description of transaction

Stellar Biotechnologies, Inc. (“Stellar”), Edesa Biotech Inc. (“Edesa”) and the shareholders of Edesa (the “Edesa Shareholders”) entered into a Share Exchange Agreement on March 7, 2019 (the “Exchange Agreement”). Under the Exchange Agreement, Stellar will acquire the entire issued share capital of Edesa in exchange for newly issued common shares of Stellar, no par value (the “Stellar Common Shares”) with Edesa becoming a wholly-owned subsidiary of Stellar. This transaction is referred to as the “Exchange.” Immediately following the completion of the Exchange, the Edesa Shareholders and option holders are expected to own 90% of the aggregate number of the shares of the combined company on a fully diluted basis, and the Stellar shareholders are expected to own 10% of the aggregate number of shares of the combined company, on a fully diluted basis. This exchange ratio of 90% (Edesa)/10% (Stellar) (the “Base Ratio”) is subject to adjustment if Stellar’s working capital, calculated on the day before the completion of the Exchange, is more than $3 million or less than $2 million, resulting in a maximum exchange ratio of 88% (Edesa)/12% (Stellar) if working capital is $3.5 million or more, and a minimum exchange ratio of 92% (Edesa)/8% (Stellar) if working capital is less than $1,750,000 (the “Adjusted Ratio”).

The Exchange was subject to approval of the Stellar shareholders of the issuance of Stellar Common Shares in the Exchange and other customary closing conditions.

Purchase consideration

The purchase consideration in a reverse acquisition is determined with reference to the fair value of equity interests retained by the current owners of the legal acquirer, Stellar. As the reverse acquisition has not been consummated, the fair value of Stellar’s common shares was determined based on the closing price of Stellar’s common shares on Nasdaq on March 7, 2019, the day before the public announcement of the Share Exchange Agreement.

Estimated fair value of share consideration to be transferred, net of liquidity discount (1)	$5,239,939

Estimated excess fair value of replacement warrants	65,000

Estimated total acquisition date fair value of consideration to be transferred	$5,884,608

(1)
The estimated consideration of the Exchange reflected in these Unaudited Pro Forma Condensed Combined Financial Statements does not represent the actual consideration. In accordance with ASC 805, the fair value of equity securities issued as part of the consideration will be measured on the closing date of the Exchange at the then-current market price. This requirement will likely result in a per share equity component different from the amount assumed in these Unaudited Pro Forma Condensed Combined Financial Statements and that difference may be material. An increase or decrease in the price per share of Stellar's common shares assumed in these Unaudited Pro Forma Condensed Combined Financial Statements by each $0.01 can increase or decrease the estimated purchase price by approximately $0.06 million, which would be reflected in these Unaudited Pro Forma Condensed Combined Financial Statements as an increase or decrease in goodwill.

Preliminary purchase consideration allocation

The following table summarizes the preliminary allocation of the estimated purchase consideration to the fair values of assets acquired and liabilities assumed from Stellar, with the difference recorded as goodwill:

Cash and cash equivalents	$5,299,120
Other current assets	454,810
Property, plant and equipment, net	996,745
Other noncurrent assets	15,340
Accounts payable and accrued liabilities	(801,407)
Other current liabilities	(80,000)

Net assets acquired	$5,884,608

2. Pro forma adjustments

The pro forma adjustments reflected in the Unaudited Condensed Combined Financial Statements represent estimated values and amounts based on available information.

Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2019:

A.
Adjustment reflects the estimated settlement of Stellar's warrants for cash as a result of the existing change of control provisions.

B.
Adjustment reflects $1.18 million of transaction costs expected to be incurred by Stellar and $0.19 million of transaction costs expected to be incurred by Edesa as a result of the Exchange not previously recorded in historical financial statements, with no expected tax benefit. As there is no continuing impact of the combination-related costs, the impact of these costs has not been included in the Unaudited Pro Forma Condensed Combined Statement of Operations.

C.
Adjustment made to eliminate Stellar's historical shareholders’ equity.

D.
Adjustment reflects conversion of Edesa preferred shares and common shares in the Exchange for Stellar common shares issuable at Closing.

E.
Adjustment made to reflect the estimated excess fair value of replacement warrants.

Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the proposed combination with Edesa for the three months ended March 31, 2019:

F.
Adjustment reflects $0.77 million of transaction costs incurred by Stellar and $0.33 million of transaction costs incurred by Edesa related to the Exchange during the three months ended March 31, 2019. As there is no continuing impact of the combination-related costs, the impact of these costs has been eliminated from the Unaudited Pro Forma Condensed Combined Statement of Operations.

3. Pro forma loss per common share

The following table sets forth the computation of basic and diluted net loss per common share:

Estimated Stellar shares to be received by Edesa common & preferred shareholders upon Closing	7,846,359
Weighted average number of Stellar common shares outstanding for the 3 months ended March 31, 2019	888,454

Weighted average number of common shares for combined company	8,734,813
Net loss for combined company	(1,085,307)
Net loss per common share for combined company-basic and diluted	$(0.12)

The pro forma diluted net loss per share excludes the share equivalents because they would be anti-dilutive. The share equivalents expected after the Exchange include share options and warrants. The total number of anti-dilutive share equivalents is estimated to be .36 million shares at Closing. While these share equivalents are currently anti-dilutive, they could be dilutive in the future.

The estimated number of outstanding share equivalents has been calculated as follows:

Estimated outstanding warrants at Closing	13,667
Estimated outstanding share options at Closing	7,833
Estimated outstanding Edesa share options at Closing	343,215

Estimated number of outstanding share equivalents at Closing	364,715

4. Pro forma share capital

Share capital in the Unaudited Pro Forma Condensed Combined Balance Sheet has been calculated as follows:

	Number	Amount
Authorized
Unlimited common shares without par value
Issued and outstanding
Value of Edesa outstanding preferred shares at March 31, 2019	-	$6,176,993
Value of Edesa outstanding common shares at March 31, 2019	-	1,111,253
Number and value of Stellar shares issuable to Edesa shareholders upon Closing	7,846,359	5,819,608
Number of Stellar outstanding common shares at March 31, 2019	888,454	-

Total Common shares	8,734,813	$13,107,854